Exhibit 3.1.2

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
HF FOODS GROUP INC.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

HF Foods Group Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.     That the name of this company is HF Foods Group Inc. (hereinafter called the “Corporation”).

2.     The Corporation’s original Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on May 19, 2016. A Certificate of Amendment changing the Corporation’s name from “Stars Acquisition Corp.” to “Atlantic Acquisition Corp.” was filed in the office of the Secretary of the State of Delaware on June 8, 2017. The Corporation’s Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 8, 2018. And the Corporation then filed a Certificate of Amendment changing the Corporation’s name from “Atlantic Acquisition Corp.” to “HF Foods Group Inc.” on August 22, 2018.

3.     That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this Corporation, declaring said amendment and restatement to be advisable and in the best interests of this Corporation and its stockholders, and authorizing the appropriate officers of this Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended and restated in its entirety to read as follows:

FIRST:  The name of this corporation is HF Foods Group Inc. (the “Corporation”).

SECOND:  The registered office of the Corporation is to be located at 850 New Burton Road, Suite 201, in the City of Dover, in the County of Kent, 19904. The name of its registered agent at that address is National Corporate Research, Ltd.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law.

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 101,000,000, of which 100,000,000 shares will be common stock, par value $.0001 per share (“Common Stock”) and 1,000,000 shares shall be preferred stock, par value $.001 per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.     PREFERRED STOCK: The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the General Corporation Law. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B.     COMMON STOCK: Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

FIFTH:  The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.     Subject to any additional vote required by the Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

B.     Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

C.     The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

D.     In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Second Amended and Restated Certificate of Incorporation, and to any bylaws from time to time made by the stockholders; provided, however, that no bylaw so made shall invalidate any prior act of the directors which would have been valid if such bylaw had not been made.

E.     Each director present in person shall have one vote at each Board meeting, and all decisions of the directors shall be passed by simple majority vote, provided, however, that the following acts of the Corporation or any of its subsidiaries, whether in a single transaction or series of related transactions, whether directly or indirectly and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, must be passed by a two-thirds (2/3) vote of the Board:

1.     alter any provision of the Certificate of Incorporation or the Bylaws of the Corporation (including pursuant to a merger);

2.     any increase, decrease or cancellation of any authorized, issued, or outstanding shares of the Corporation or its subsidiaries, or any issuance, distribution, purchase or redemption of any share, convertible security or warrant or any issuance of option, except for any such action under the terms of any existing stock or option plan;

3.     increase the number of shares authorized for issuance under any existing stock or option plan or create any new stock or option plan;

4.     any action that results in the payment or declaration of a dividend or other distribution on any Common Stock or Preferred Stock;

5.     approve any liquidation, winding up or dissolution of the Corporation or any of its subsidiaries or majority-owned affiliates;

6.     approve or effect any merger, reorganization, consolidation or amalgamation of the Corporation or any of its subsidiaries or majority-owned affiliates with any other entity or entities or any spin-off, sub-division, or any other transaction of a similar nature or having a similar economic effect as any of the foregoing, or other forms of restructuring of the Corporation or any of its subsidiaries;

7.     create, issue or authorize the creation or issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $500,000 and such debt is not already included in a budget approved by the Board of Directors of the Corporation, other than trade debt or payables incurred in the ordinary course of business;

8.     any action that results in the Corporation selling, transferring or otherwise disposing of any capital stock of any direct or indirect subsidiary of the Corporation, or permitting any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

9.     make any change to the nature or scope of the business purpose of the Corporation or acquire any businesses which are not related to the business purpose of Corporation in a material manner;

10.     Change the name of the Corporation or the location of its principal office to a location outside the state of its current location;

11.     any appointment of, removal of, or substantial limitation or infringement of the scope of authority, management responsibilities, or access to Corporation facilities or records of the president, chief executive officer, chief financial officer, chief operating office, or other officer of the Corporation having the title of no less than Vice President;

12.     approve any compensation increase in excess of more than fifteen percent (15%) in a twelve (12) month period afforded to any of the five (5) highest paid employees of the Corporation and its subsidiaries and majority-owned affiliates;

13.     approve any new loans to any affiliate, officer, director, board member, employee, or holder of any equity security of the Corporation or its subsidiaries, and any affiliate or associate of any of the foregoing (collectively, “Related Party”);

14.     approve any transaction or series of transactions (including but not limited to the termination, extension, continuation after expiry, renewal, amendment, variation or waiver of any term under agreement with respect to any transaction or series of transactions) with any Related Party involving payments in excess of $100,000 individually or in the aggregate other than the transaction incurred in the ordinary course of business;

15.     approve any material deviation from or material amendment of, the annual budget of the Corporation or its subsidiary;

16.     the appointment or removal of the auditors or the auditors for the Corporation or its subsidiaries, or the change of the term of the fiscal year for the Corporation or its subsidiaries;

17.     any adoption of or change to, a significant tax or accounting practice or policy or any internal financial controls and authorization policies, or the making of any significant tax or accounting election

18.     sell, assign, pledge, or encumber material property or intellectual property;

19.     transfer or dispose of any stock of any subsidiary or majority owned affiliate, or permit any subsidiary or majority-owned affiliate to transfer or dispose of all or substantially all its assets or license a substantial portion of the Corporation’s intellectual properties to any Person for use on an exclusive basis; or

20.     any action to authorize, approve or enter into any agreement or obligation with respect to any action listed above.

SIXTH:

A.     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B.     The Corporation, to the full extent permitted by Section 145 of the General Corporation Law, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

SEVENTH:  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

EIGHTH:  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the GCL or this Amended and Restated Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, (a) any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction, and (b) any action or claim arising under the Securities Exchange Act of 1934, as amended or the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by Zhou Min Ni, its Chief Executive Officer, as of the 4th day of November, 2019.

/s/ Zhou Min Ni

Zhou Min Ni, Chief Executive Officer

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